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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2007

MOVIE STAR, INC.

(Exact Name of Registrant as Specified in Charter)

New York

(State or Other Jurisdiction of Incorporation)

1-5893 (Commission File Number)	13-5651322 (IRS Employer Identification No.)

1115 Broadway, New York, New York (Address of Principal Executive Offices)	10010 (Zip Code)

(212) 684-3400
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On June 11, 2007, Movie Star, Inc. (“Movie Star”) issued a press release announcing the filing with the Securities and Exchange Commission of (i) a preliminary proxy statement for a special meeting of shareholders to be held to consider, among other things, a proposal to approve the issuance of shares of Movie Star common stock in connection with the transactions contemplated by the previously announced definitive merger agreement that provides for the merger of a wholly-owned subsidiary of Movie Star into FOH Holdings, Inc., the parent company of Frederick’s of Hollywood, Inc. and (ii) a registration statement covering shares of Movie Star common stock to be issued upon the exercise of non-transferable subscription rights. A copy of the press release is annexed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:
99.1	Press release, dated June 11, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2007	MOVIE STAR, INC.
	By:	/s/ Thomas Rende
Thomas Rende Chief Financial Officer (Principal Financial and Accounting Officer)